Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2006, with respect to the statement of revenue and certain expenses for the year ended December 31, 2005 for the Cal TIA Portfolio on Form 8-K/A dated September 22, 2006.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

October 10, 2006
Denver, Colorado